Exhibit 23.1

                          PLS CPA, A PROFESSIONAL CORP.
           * 4725 MERCURY STREET #210 * SAN DIEGO * CALIFORNIA 92111 *
      * TELEPHONE (858) 722-5953 * FAX (858) 761-0341 * FAX (858) 433-2979
                         * E-MAIL CHANGGPARK@GMAIL.COM *
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January 22, 2015

To Whom It May Concern:

We hereby consent to the use in this Registration Statement on Form S-1/A1 of our report dated September 16, 2014, relating to the financial statements of Gogo Baby, Inc. as of December 31, 2013, which appears in such Registration Statement. We also consent to the references to us under the headings "Experts" in such Registration Statement.

Very truly yours,


/s/ PLS CPA
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PLS CPA, A Professional Corp.
San Diego, CA 92111




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